EXHIBIT 107

FORM S-3

(Form Type)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DOGWOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Newly Registered Securities	Equity	Common Stock, $0.0001 par value	457(o)	(1)	(2)	(2)	0.00015310
	Equity	Preferred Stock, $0.0001 par value	457(o)	(1)	(2)	(2)	0.00015310
	Debt	Debt Securities	457(o)	(1)	(2)	(2)	0.00015310
	Other	Warrants (3)	457(o)	(1)	(2)	(2)	0.00015310
	Other	Rights (3)	457(o)	(1)	(2)	(2)	0.00015310
	Other	Units (4)	457(o)	(1)	(2)	(2)	0.00015310
	Unallocated (Universal) Shelf	-	457(o)	(1)	(2)	(2)	0.00015310
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$150,000,000	0.00015310	$22,965.00
	Total Fees Previously Paid							$0.00
	Total Fee Offset							$12,714.99 (5)
	Net Fee Due							$10,250.01 (6)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

(3)	Each right or warrant will represent the right to purchase shares of common stock or other securities covered by this registration statement.

(4)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(5)

The Registrant previously filed a registration statement on Form S-3 (File No. 333-263700), initially filed by the Registrant with the Securities and Exchange Commission on March 18, 2022 and declared effective on April 28, 2022 (the “Prior Registration Statement”), registering an aggregate of $150,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Upon the expiration of the Prior Registration Statement on April 28, 2025, $137,162,783 of securities previously registered under the Prior Registration Statement remained unsold (the “Unsold Securities”). All offerings of securities under the Prior Registration Statement had terminated prior to the expiration of the Prior Registration Statement. Pursuant to Rule 457(p), the registration fee of $12,714.99 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby applied as an offset to the filing fees payable with respect to this registration statement.

(6)	Calculated in accordance with Rule 457(o) under the Securities Act and paid herewith.